EXHIBIT (C)(2)

Fairness Opinion Presentation

to the Special Committee of the Board of Directors of

CareCentric, Inc.

May 30, 2003

SunTrust Robinson HumphreySM

Preface

The information contained herein was prepared by SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc. (“SunTrust Robinson Humphrey”) in connection with our engagement to render an opinion to the Special Committee of the Board of Directors of CareCentric, Inc. (“CareCentric” or the “Company”) with respect to (i) the fairness, from a financial point of view, of the consideration to be received by the Small Stockholders in the Proposed Transaction to the Small Stockholders and (ii) the fairness, from a financial point of view, of the Proposed Transaction to the stockholders of the Company that are not Small Stockholders. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in our opinion letter to the Special Committee. This information and our analyses are not intended to be, nor should be, relied upon by any other party. Any disclosure of the contents of this document to third parties by the Company requires SunTrust Robinson Humphrey’s written consent.

This document was prepared utilizing information provided by the Company and obtained from certain other publicly available sources. SunTrust Robinson Humphrey has relied without independent verification upon the accuracy and completeness of the financial and other information discussed with or reviewed by us for purposes of our analyses. With respect to the financial forecasts of the Company provided to or discussed with us, we have assumed, at the direction of the management of the Company and without independent verification or investigation, that such forecasts have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Company as to the future financial performance of the Company, and we express no opinion with respect to such forecast or the assumptions on which the forecast was based. SunTrust Robinson Humphrey has not conducted a physical inspection of the properties and facilities of the Company and has not made nor obtained any evaluations or appraisals of the assets or liabilities (including, without limitation, any potential environmental liabilities), contingent or otherwise, of the Company.

SunTrust Robinson Humphrey’s analyses must be considered as a whole. Selecting portions of our analyses, without considering all analyses, would create an incomplete view. Individual estimates of value contained in our analyses are not necessarily indicative of actual value, which may be significantly more or less favorable than as set forth therein. Estimates of the financial value of reference companies and their securities do not purport to be appraisals or necessarily reflect the actual values of such companies or their securities. Because such estimates are inherently subject to uncertainty, SunTrust Robinson Humphrey does not assume responsibility for their accuracy. Our analyses are necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date hereof. It should be understood that, although subsequent developments may affect these analyses, SunTrust Robinson Humphrey does not have any obligation to update or revise its analyses.

SunTrust Robinson HumphreySM

Capital Markets

Table of Contents

Outline

I.	Proposed Transaction
A.	Transaction Overview
B.	Analysis of Proposed Transaction

II.	Overview of CareCentric
A.	Historical and Projected Financial Information
B.	Ownership
C.	Market Statistics and Stock Trading Analysis

III.	Fairness Opinion Analysis

SunTrust Robinson HumphreySM

Capital Markets

Proposed Transaction

Transaction Overview

Proposed Transaction

➢	CareCentric, Inc. (“CareCentric” or the “Company”) has agreed to a merger with Borden Associates, Inc. (“Borden”), formed by an investor group led by CareCentric’s majority stockholder, John Reed, that is expected to have the effect of taking the Company private.

➢	Borden will pay $0.75 per share (the “Per Share Price”), up to a total of $550,000 (without any deduction for transaction expenses), to cash out all stockholders with less than 4,000 shares of CareCentric (the “Small Stockholders”):

—	Each share of Common Stock owned of record by Small Stockholders will be converted into, and will represent the right to receive the Per Share Price, without interest;

—	Each share of Common Stock owned of record by a holder other than a Small Stockholder will continue to represent one share of Common Stock after the merger; and

—	The outstanding shares of Borden’s capital stock will, in the aggregate, be converted into the right to receive that number of shares of Common Stock equal to the quotient of the Total Consideration (100% cash) divided by the Per Share Price ($0.75).

➢	Borden would be merged into CareCentric (the surviving company).

SunTrust Robinson HumphreySM

Capital Markets

Transaction Overview—Material Terms

Proposed Transaction

Proponents:	John E. Reed, Stewart B. Reed and James A. Burk (the Investors”).

Structure:

Statutory merger of Borden Associates, Inc., a Delaware corp. controlled by the Investors (“Borden”), with and into CareCentric, with CareCentric as the surviving corporation (the “Merger”), and pursuant to which the number of record holders of the Common Stock is expected to be reduced from approximately 5,500 to approximately 200.

Total Consideration (100% Cash):

Product of (x) $0.75 in cash (“Per Share Price”), multiplied by (y) the aggregate number of shares owned of record by holders of fewer than 4,000 shares of Common Stock on the record date (“Small Stockholders”).

Funding:

The Investors will fund the purchase of shares from the Small Stockholders by investing in Borden, immediately prior to the Merger, an amount equal to the Total Cash Consideration; provided, however, that the Investors shall not be obligated to invest an amount in excess of $550,000, without any deduction for expenses related to the transaction.

Expenses:

Unless the Merger Agreement is terminated under certain circumstances, each Investor, Borden and CareCentric will be responsible for and bear all of their own costs and expenses incurred at any time in connection with pursuing or consummating the proposed transaction.

SunTrust Robinson HumphreySM

Capital Markets

Transaction Overview

Proposed Transaction

➢	The proposed transaction would have the following potential effects:

—	The number of record holders is expected to be reduced from approximately 5,500 to approximately 200—held by fewer than 300 persons and relieving the Company of the obligation to register under the Securities Exchange Act of 1934.

—	CareCentric would be eligible to deregister its common stock, $.001 par value per share (the “Common Stock”), under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to terminate its reporting obligations under Section 13 of the Exchange Act.

—	If the termination of the registration of the common stock was completed, the common stock would no longer be quoted on the OTC Bulletin Board or any other public trading market.

SunTrust Robinson HumphreySM

Capital Markets

Analysis of Proposed Transaction

Proposed Transaction

Pro Forma Capitalization

Amounts in thousands, except unit data

Offer Price per Share	$0.75
Shares Outstanding	4,371
Implied Market Capitalization	$3,279
Plus: Gross Debt	19,842
Minus: Cash	(1,183)

Implied Firm Value	$21,938
Implied Firm Value as a Multiple of:
LTM Ended March 31, 2003 Revenue	0.99	x
LTM Ended March 31, 2003 EBITDA	6.59	x
LTM Ended March 31, 2003 EBIT	13.19	x
Calendar 2003E Revenue	0.89	x
Calendar 2003E EBITDA	10.11	x
Calendar 2003E EBIT	36.32	x
Calendar 2004E Revenue	0.79	x
Calendar 2004E EBITDA	10.36	x
Calendar 2004E EBIT	41.93	x

SunTrust Robinson HumphreySM

Capital Markets

Analysis of Proposed Transaction

Proposed Transaction

Current CareCentric Capitalization

Amounts in thousands, except unit data

Closing Price on 5/27/03	$0.65
Shares Outstanding	4,371
Market Capitalization	$2,841
Plus: Gross Debt	19,842
Minus: Cash	(1,183)

Firm Value	$21,500
Firm Value as a Multiple of:
LTM Ended March 31, 2003 Revenue	0.97	x
LTM Ended March 31, 2003 EBITDA	6.46	x
LTM Ended March 31, 2003 EBIT	12.93	x
Calendar 2003E Revenue	0.87	x
Calendar 2003E EBITDA	9.91	x
Calendar 2003E EBIT	35.59	x
Calendar 2004E Revenue	0.77	x
Calendar 2004E EBITDA	10.16	x
Calendar 2004E EBIT	41.10	x

SunTrust Robinson HumphreySM

Capital Markets

Analysis of Proposed Transaction

Proposed Transaction

Transaction Timing

Tender offer filed with SEC	February /April (Revised) / May (Revised)

Agree to Term Sheet / Signed Exclusivity	May

Due Diligence	May

Sign Definitive Agreement	Late May / Early June

File Schedule 13E-3 with SEC	June

Shareholder Meetings	Late June / Early August

Closing	August

SunTrust Robinson HumphreySM

Capital Markets

Overview of CareCentric

Historical and Projected Financial Information—Income Statement

Overview of CareCentric

As Is Public Company

	For the Years Ended December 31,				LTM	For the Years Ending December 31,
	Actual				Actual	Projected
	2000	2001		2002	3/31/03	2003	2004	2005
Net Revenue	$19,574,000	$20,446,000		$22,015,000	$22,240,000	$24,619,723	$27,921,691	$33,367,970
% Growth	NA	4.5%		7.7%		11.8%	13.4%	19.5%
Cost of Goods Sold	8,478,000	8,217,000		6,408,000	6,555,000	8,646,462	11,062,193	12,252,158

Gross Profit	11,096,000	12,229,000		15,607,000	15,685,000	15,973,261	16,859,498	21,115,812
% of Net Revenue	56.7%	59.8%		70.9%	70.5%	64.9%	60.4%	63.3%
Operating Expenses
Selling, General and Administrative	10,756,000	10,715,000		9,770,000	9,288,000	10,053,000	10,842,863	11,623,104
% of Net Revenue	55.0%	52.4%		44.4%	41.8%	40.8%	38.8%	34.8%
Total Research and Development	6,174,000	6,158,000		3,431,000	3,319,000	3,751,000	3,900,000	3,650,000
Depreciation and Amortization	3,481,000	3,865,000		1,696,000	1,665,000	1,565,222	1,593,472	1,638,472

Operating Income	(9,315,000)	(8,509,000)		710,000	1,413,000	604,038	523,163	4,204,236
% of Net Revenue	(47.6%)	(41.6%)		3.2%	6.4%	2.5%	1.9%	12.6%
Other Income (Expense)
Interest Expense	(141,000)	(592,000)		(712,000)	(718,000)	(683,023)	(654,537)	(645,707)
Interest Income	74,000	37,000		45,000	390,000	0	0	29,563
Other	(6,000)	(12,474,000	) [1]	250,000	250,000	0	0	0

Income Before Taxes	(9,388,000)	(21,538,000)		293,000	1,335,000	(78,985)	(131,374)	3,588,091
Provision for Income Taxes	(154,000)	15,000		0	23,000	0	0	0
Effective Tax Rate	1.6%	(0.1%)		0.0%	1.7%	0.0%	0.0%	0.0%

Net Income from Continuing Operations	($9,234,000)	($21,553,000)		$293,000	$1,312,000	($78,985)	($131,374)	$3,588,091

Cumulative Preferred Dividends	(569,000)	(722,000)		(467,000)	(442,000)	(630,000)	(630,000)	(630,000)

Net Loss Available to Common Shareholders	($9,803,000)	($22,275,000)		($174,000)	$870,000	($708,985)	($761,374)	$2,958,091

EBITDA	(5,840,000)	(17,118,000)		2,656,000	3,328,000	2,169,261	2,116,636	5,842,708
Weighted Average Common Shares	3,418,000	4,272,000		4,371,000	4,371,000	4,371,000	4,371,000	4,371,000
EPS	($2.70)	($5.05)		$0.07	$0.30	($0.02)	($0.03)	$0.82

Note: projections provided by Management.

[1] Includes write down of intangibles and restructuring charge.

SunTrust Robinson HumphreySM

Capital Markets

Historical and Projected Financial Information—Balance Sheet

Overview of CareCentric

As Is Public Company

	As of December 31,		As of March 31,	As of December 31,
	Actual		Actual	Projected
	2001	2002	2003	2003	2004	2005
ASSETS
Current Assets
Cash and Cash Equivalents	$201,000	$826,000	$1,183,000	$25,687	$(930,505)	$2,901,339
Accounts Receivable, Net	4,185,000	4,632,000	4,318,000	6,407,873	7,267,289	8,684,814
Prepaid Expenses and Other Current Assets	608,000	696,000	813,000	778,348	882,739	1,054,922
Notes Receivable	413,000	409,000	180,000	194,000	0	0

Total Current Assets	5,407,000	6,563,000	6,494,000	7,405,908	7,219,523	12,641,075
Total Current Assets w/o Negative Cash					8,150,028
Purchased Software, Furniture and Equipment, Net	1,533,000	1,036,000	931,000	715,250	701,250	642,250
Intangible Assets, Net	5,437,000	4,308,000	4,026,000	3,178,528	2,049,056	919,583
Other Assets	431,000	0	313,000	0	0	0

Total Assets	$12,808,000	$11,907,000	$11,764,000	$11,299,686	$9,969,829	$14,202,908

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Line of Credit	$5,572,000	$4,525,000	$4,125,000	$3,325,000	$2,125,000	$925,000
Accounts Payable	2,185,000	1,584,000	1,489,000	2,137,328	2,734,475	3,028,623
Accrued Compensation Expense	593,000	556,000	480,000	621,784	705,176	842,725
Accrued Liabilities	6,574,000	6,113,000	6,125,000	5,602,819	4,438,064	5,066,781
Customer Deposits	2,120,000	1,495,000	1,380,000	1,671,882	1,896,113	2,265,960
Unearned Revenue	3,981,000	4,223,000	4,560,000	4,722,648	5,356,044	6,400,769

Total Current Liabilities	21,025,000	18,496,000	18,159,000	18,081,460	17,254,871	18,529,860
Total Current Liabilities adjusted for Negative Cash					18,185,376
Accrued Liabilities, Less Current Portion	750,000	150,000	0	150,000	150,000	150,000
Notes Payable	5,343,000	8,520,000	8,647,000	9,036,211	9,294,316	9,294,316
Shareholders’ Equity	(14,310,000)	(15,259,000)	(15,042,000)	(15,967,985)	(16,729,359)	(13,771,267)

Total Liabilities and Shareholders’ Equity	$12,808,000	$11,907,000	$11,764,000	$11,299,686	$9,969,829	$14,202,908

Note: projections provided by Management.

SunTrust Robinson HumphreySM

Capital Markets

Ownership Analysis

Overview of CareCentric

Total Shares Outstanding as of 03/10/03: 4,371,380

Date	Insiders [2]	Holdings	% of Total
1/29/03	John E. Reed	1,064,970	24.4%

Institutions
5.3%
Insiders
24.4%
Retail
70.4%

Total Shares Held by Insiders	1,064,970	
% of Total Shares Outstanding		24.4%
Total Shares Held by Institutions	229,912	
% of Total Shares Outstanding		5.3%
Total Retail Shares	3,076,498	
% of Total Shares Outstanding		70.4%

13

SunTrust Robinson Humphrey Capital Markets

Ownership Analysis

Overview of CareCentric

Total Shares Outstanding as of 03/10/03: 4,371,350

Date	Institutions [1]	Holdings	% of Total	Date	Insiders [2]	Holdings	% of Total
12/31/02	Dimensional Fund Advisors, Inc.	140,104	3.2%	1/29/03	John E. Reed	1,064,570	24.4%
12/31/02	3i Investments plc	40,625	0.9%
12/31/02	Schwerin Boyle Capital Management, Inc.	24,989	0.6%
12/31/02	Paradigm Capital Management, Inc.	10,000	0.2%
6/30/02	Veritas SG Investment Trust GmbH	7,500	0.2%
12/31/02	Barclays Global Investors, N.A.	6,507	0.1%
12/31/02	Charles Schwab Investment Management	119	0.0%
12/31/02	Los Angeles Capital Mgmt & Equity Research	68	0.0%

[GRAPH]

[1] From research by FactSet Research Systems dated May 27, 2003.

[2] From Proxy dated January 29, 2003. Does not include options.

SunTrust Robinson HumphreySM

Capital Markets

Market Statistics and Stock Trading Analysis

Overview of CareCentric

Capitalization	
Stock Price as of 5/27/03	$0.65
Market Capitalization ($MM)	$2.84
Firm Value ($MM)	$21.50

Multiple Analysis		
Firm Value to:		
LTM Revenue	0.97	x
2003E Revenue	0.87	
2004E Revenue	0.77	
LTM EBITDA	6.46	x
2003E EBITDA	9.91	
2004E EBITDA	10.16	
Price to:		
LTM EPS	9.29	x
2003E EPS	NM	
2004E EPS	NM	

Balance Sheet Information as of 3/31/03	
Shares Outstanding (MM) (1)	4.37
Estimated Float (MM)	3.31
Cash and Cash Equivalents ($MM)	$1.18
Debt ($MM)	$19.80
Shareholders' Equity ($MM)	($15.04)

Average Daily Trading Volume & Price	
Average Stock Price	
10 Day	$0.60
30 Day	$0.54
90 Day	$0.50
Average Trading Volume	
10 Day	1,778
30 Day	15,420
90 Day	10,495

(1) Does not include options.

16

SunTrust Robinson Humphrey
Capital Markets

Market Statistics and Stock Trading Analysis

Overview of CareCentric

[GRAPH]

(1)	Does not include options.

SunTrust Robinson HumphreySM

Capital Markets

One-Year Indexed Price Comparison

Overview of CareCentric

May 24, 2002 – May 27, 2003

180
160
140
120
100
80
60
40
20
Indexed Prices
5/27/02
7/5/02
8/15/02
9/25/02
11/5/02
12/16/02
1/24/03
3/6/03
4/16/03
5/27/03
CareCentric Inc.
S&P 500 Index (Reported Basis)
NASDAQ Composite Index
Peer Group

17

SunTrust Robinson Humphrey
Capital Markets

One-Year Indexed Price Comparison

Overview of CareCentric

May 24, 2002 – May 27, 2003

[GRAPH]

Note: Peer group consists of: CERN, ECLP, IDXC, MCK, MEDQ, NDC, PSTI, PILL, QMDC, QSII, TZIX and VWKS.

SunTrust Robinson HumphreySM

Capital Markets

One-Year Daily Price and Volume

Overview of CareCentric

May 24, 2002 – May 27, 2003

$0.84
$0.75
$0.66
$0.57
$0.48
$0.40
$0.31
$0.22
Share Price
280
240
200
160
120
80
40
0
Volume in Thousands
5/24/02
7/5/02
8/14/02
9/24/02
11/1/02
12/12/02
1/24/03
3/6/03
4/15/03
5/27/03

18

SunTrust Robinson Humphrey
Capital Markets

One-Year Daily Price and Volume

Overview of CareCentric

May 24, 2002 – May 27, 2003

[GRAPH]

SunTrust Robinson HumphreySM

Capital Markets

Overview of CareCentric

One-Year Histogram

Daily Trading Volume

May 24, 2002 – May 27, 2003

Volume in Thousands
800
700
600
500
400
300
200
100
0
27
14
52
83
259
375
794
276
157
17
51
$0.20 - $0.25
$0.25 - $0.30
$0.30 - $0.35
$0.35 - $0.40
$0.40 - $0.45
$0.45 - $0.50
$0.50 - $0.55
$0.55 - $0.60
$0.60 - $0.65
$0.65 - $0.70
$0.70 - $0.75

19

SunTrust Robinson Humphrey℠
Capital Markets

One-Year Histogram

Overview of CareCentric

Daily Trading Volume

May 24, 2002 – May 27, 2003

[GRAPH]

SunTrust Robinson HumphreySM

Capital Markets

One-Year Histogram

Overview of CareCentric

Cumulative Daily Trading Volume %

May 24, 2002 – May 27, 2003

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
1.27%
1.93%
4.42%
8.36%
20.66%
38.47%
76.19%
89.32%
96.78%
97.57%
100.00%
$0.00 - $0.25
$0.00 - $0.30
$0.00 - $0.35
$0.00 - $0.40
$0.00 - $0.45
$0.00 - $0.50
$0.00 - $0.55
$0.00 - $0.60
$0.00 - $0.65
$0.00 - $0.70
$0.00 - $0.75

20

SunTrust Robinson Humphrey
Capital Markets

One-Year Histogram

Overview of CareCentric

Cumulative Daily Trading Volume %

May 24, 2002 – May 27, 2003

[GRAPH]

SunTrust Robinson HumphreySM

Capital Markets

Histogram Summary

Overview of CareCentric

Daily Trading Volume

May 24, 2002 – May 27, 2003

Price Range	Trading Volume	% of Total Trading Volume	Number of Trading Days	% of Total Float	% of Total Shares O/S
$ 0.20 – $ 0.25	26.8	1.3%		0.8%	0.6%
$ 0.25 – $ 0.30	13.8	0.7%		0.4%	0.3%
$ 0.30 – $ 0.35	52.4	2.5%		1.6%	1.2%
$ 0.35 – $ 0.40	82.9	3.9%		2.5%	1.9%
$ 0.40 – $ 0.45	258.9	12.3%		7.8%	5.9%
$ 0.45 – $ 0.50	374.6	17.8%		11.3%	8.6%
$ 0.50 – $ 0.55	793.8	37.7%		24.0%	18.2%
$ 0.55 – $ 0.60	276.3	13.1%		8.4%	6.3%
$ 0.60 – $ 0.65	157.0	7.5%		4.7%	3.6%
$ 0.65 – $ 0.70	16.5	0.8%		0.5%	0.4%
$ 0.70 – $ 0.75	51.2	2.4%		1.5%	1.2%

Total	2,104.2	100.0%	253	3,306.9	4,371.4

Below $ 0.75	2,104.2	100.0%	253
At or Above $ 0.75	0.0	0.0%	0

	2,104.2	100.0%	253

SunTrust Robinson HumphreySM

Capital Markets

Fairness Opinion Analysis

Summary

Fairness Opinion Analysis

Amounts in thousands, except unit data

	Firm Value				Equity Value				Per Share Equity Value
	High	Median	Average	Low	High	Median	Average	Low	High	Median	Average	Low
Market Analysis of Selected Public Companies
As Is Public Company:
Using Mean Multiples	$26,047	$15,551	$16,978	$3,906	$7,388	NSM	NSM	NSM	$1.69	NSM	NSM	NSM
Using Median Multiples	27,005	16,611	17,780	4,072	8,346	NSM	NSM	NSM	1.91	NSM	NSM	NSM
Pro Forma Private Company:
Using Mean Multiples	$26,047	$15,551	$17,573	$5,396	$7,388	NSM	NSM	NSM	$1.69	NSM	NSM	NSM
Using Median Multiples	27,005	16,611	18,390	5,545	8,346	NSM	NSM	NSM	1.91	NSM	NSM	NSM
Analysis of Comparable Transactions
Using Mean Multiples	$45,268	$40,655	$36,906	$29,181	$26,609	$21,996	$18,247	$10,522	$6.09	$5.03	$4.17	$2.41
Using Median Multiples	56,577	49,815	44,814	33,012	37,918	31,156	26,155	14,353	8.67	7.13	5.98	3.28
Discounted Cash Flow Analysis
As Is Public Company:
EBITDA	$24,329	$20,891	$20,908	$17,719	$5,670	$2,232	$2,249	NSM	$1.30	$0.51	$0.51	NSM
Pro Forma Private Company:
EBITDA	$26,053	$22,373	$22,392	$18,980	$7,394	$3,714	$3,733	$321	$1.69	$0.85	$0.85	$0.07
Adjusted EBITDA-15% [1]	26,053	22,373	22,392	18,980	6,285	3,157	3,173	273	1.44	0.72	0.73	0.06
Adjusted EBITDA-20% [1]	26,053	22,373	22,392	18,980	5,915	2,971	2,987	257	1.35	0.68	0.68	0.06
Adjusted EBITDA-25% [1]	26,053	22,373	22,392	18,980	5,545	2,786	2,800	241	1.27	0.64	0.64	0.06
Premiums Paid Analysis
Using Mean Multiples	$22,834	$22,695	$22,615	$22,317	$4,175	$4,036	$3,956	$3,658	$0.95	$0.92	$0.90	$0.84
Using Median Multiples	22,518	22,453	22,337	22,040	3,859	3,794	3,678	3,381	0.88	0.87	0.84	0.77

NSM indicates no significant multiple.

Assumptions: Net Debt includes $7.07 million in preferred securities as debt and 4.371 shares outstanding.

[1] Adjusted EBITDA scenarios adjust for 15%, 20%, and 25% liquidity discoutnts.

SunTrust Robinson HumphreySM

Capital Markets

Pro Forma Private Company Cost Savings

Fairness Opinion Analysis

➢	Management’s Pro Forma Private Company projections reflect cost reductions based on management’s best estimate of the costs attributable to operating as a public company, including:

Legal Fees	$107,000
Audit Fees	55,000
Market Listing	20,000
Stockholder Notification	35,000
Board of Director Fees	35,000

Total Annual Cost Savings	$402,000

➢	Cost savings of $400,000 are realized in 2004 and 2005.

SunTrust Robinson HumphreySM

Capital Markets

Projected Financial Analysis

Fairness Opinion Analysis

Pro Forma Private Company

	For the Projected Year Ending December 31,
	2003	2004	2005
Net Revenue	$24,619,723	$27,921,691	$33,367,970
% Growth	11.8%	13.4%	19.5%
Cost of Goods Sold	8,646,462	11,062,193	12,252,158

Gross Profit	15,973,261	16,859,498	21,115,812
% of Net Revenue	64.9%	60.4%	63.3%
Operating Expenses
Selling, General and Administrative	10,053,000	10,442,863	11,223,104
% of Net Revenue	40.8%	38.8%	34.8%
Research and Development	2,401,000	2,200,000	1,900,000
Research and Development—Next Gen	1,350,000	1,700,000	1,750,000
Depreciation and Amortization	1,565,222	1,593,472	1,638,472

Operating Income	604,038	923,163	4,604,236
% of Net Revenue	2.5%	3.3%	13.8%
Other Income (Expense)
Interest Expense	(683,023)	(654,537)	(645,707)
Interest Income	0	683	47,857
Other	0	0	0

Income Before Taxes	(78,985)	269,309	4,006,386
Provision for Income Taxes	0	0	0
Effective Tax Rate	0.0%	0.0%	0.0%

Net Income	($78,985)	$269,309	$4,006,386

Cumulative Preferred Dividends	(630,000)	(630,000)	(630,000)

Net Loss Available to Common Shareholders	($708,985)	($360,691)	$3,376,386

EBITDA	2,169,261	2,516,636	6,242,708

Note: projections provided by Management.

SunTrust Robinson HumphreySM

Capital Markets

Market Analysis of Selected Publicly-Traded Companies

Fairness Opinion Analysis

- SunTrust Robinson Humphrey performed a comparison of the historical financial results and present financial condition of the Company with those of comparable publicly-traded companies that we deem relevant, including:
  - Cerner Corp. (CERN)
  - Eclipsys Corp. (ECLP)
  - IDX Systems Corp. (IDXC)
  - McKesson Corp. (MCK)
  - MedQuist, Inc. (MEDQ)
  - NDC Health, Inc. (NDC)
  - Per-Se Technologies (PSTI)
  - ProxyMed, Inc. (PILL)
  - QuadraMed Corp. (QMDC)
  - Quality Systems, Inc. (QSII)
  - Trizetto Group Inc. (TZIX)
  - VitalWorks, Inc. (VWKS)

26

SunTrust Robinson Humphrey Capital Markets

Market Analysis of Selected Publicly-Traded Companies

Fairness Opinion Analysis

➢	SunTrust Robinson Humphrey performed a comparison of the historical financial results and present financial condition of the Company with those of comparable publicly-traded companies that we deem relevant, including:

—	Cerner Corp. (CERN)	—	Per-Se Technologies (PSTI)

—	Eclipsys Corp. (ECLP)	—	ProxyMed, Inc. (PILL)

—	IDX Systems Corp. (IDXC)	—	QuadraMed Corp. (QMDC)

—	McKesson Corp. (MCK)	—	Quality Systems, Inc. (QSII)

—	MedQuist, Inc. (MEDQ)	—	Trizetto Group Inc. (TZIX)

—	NDC Health, Inc. (NDC)	—	VitalWorks, Inc. (VWKS)

➢	SunTrust Robinson Humphrey noted that none of the companies used in the market analysis of selected publicly-traded companies was identical to CareCentric and that, accordingly, the analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of the selected publicly-traded companies.

SunTrust Robinson HumphreySM

Capital Markets

Market Analysis of Selected Publicly-Traded Companies

Fairness Opinion Analysis

Amounts in millions, except unit data

Ticker	Company Name	Market Price 5/27/03	52 Week		% of High	Shares Out.	Market Cap.	Total Debt	Cash & Equiv.	Total Firm Value [1]	Book Value	Debt/ Equity
			High	Low
CERN	Cerner Corp.	$20.10	$54.98	$16.37	36.6%	35.6	$715.2	$147.6	$135.0	$727.8	$447.3	33.0%
ECLP	Eclipsys Corp.	10.95	15.05	3.92	72.8%	45.4	497.5	0.0	180.0	317.5	180.2	0.0%
IDXC	IDX Systems Corp.	16.25	18.56	9.80	87.6%	29.2	475.1	23.7	56.1	442.7	196.3	12.1%
MCK	McKesson Corp.	30.11	38.05	22.61	79.1%	291.0	8,760.7	1,497.2	533.5	9,724.4	4,528.5	33.1%
MEDQ	MedQuist Inc.	20.36	28.70	14.14	70.9%	37.1	756.2	0.1	124.8	631.4	421.9	0.0%
NDC	NDCHealth Corp.	19.86	32.55	10.90	61.0%	34.8	691.9	335.1	112.1	914.8	282.5	118.6	% *
PSTI	Per-Se Technologies Inc.	8.95	11.55	5.75	77.5%	30.2	270.1	160.9	25.5	405.5	(37.7)	NM
PILL	ProxyMed Inc.	10.47	21.55	7.08	48.6%	6.8	71.0	16.5	10.3	77.2	48.3	34.2%
QMDC	QuadraMed Corp.	1.29	7.63	0.39	16.9%	27.1	35.0	78.3	33.0	80.3	22.4	349.9	% *
QSII	Quality Systems Inc.	31.75	36.45	14.92	87.1%	6.1	194.9	0.0	36.4	158.5	47.5	0.0%
TZIX	TriZetto Group Inc.	6.04	10.10	2.89	59.8%	46.3	279.5	33.2	85.7	227.1	135.4	24.5%
VWKS	VitalWorks Inc.	3.92	9.00	2.82	43.6%	43.0	168.5	17.5	39.6	146.5	64.9	27.0%
	Mean				61.8%							18.2%
	Median				66.0%							27.0%

Note: NA indicates data is not available; NM indicates data is not meaningful; * indicates multiple is excluded from calculations.

[1] Firm value defined as market capitalization plus net debt.

SunTrust Robinson HumphreySM

Capital Markets

Market Analysis of Selected Publicly-Traded Companies

Fairness Opinion Analysis

Amounts in millions, except unit data

	Revenue [1]						EBITDA [1]						EBIT [1]						Earnings Per Share [2]
	Calendar						Calendar						Calendar						Calendar
Company Name	LTM		2003E		2004E		LTM		2003E		2004E		LTM		2003E		2004E		LTM		2003E	2004E
Cerner Corp.	$768.6		$839.8		$934.4		$143.8		$147.4		$152.1		$83.5		$92.8		$144.3		$1.27		$1.07	$1.44
Eclipsys Corp.	212.1		240.2		282.0		(33.3)		(35.1)		(0.3)		(51.9)		(41.1)		(22.4)		(1.04)		(0.89)	(0.37)
IDX Systems Corp.	473.3		405.7		474.9		32.9		38.6		70.3		21.9		29.7		38.4		0.55		0.73	0.95
McKesson Corp.	57,120.8		46,643.2	F	51,382.9	F	1,133.6		1,510.1	F	NA		976.4		1,314.5	F	NA		1.96		2.20	2.64	F
MedQuist Inc.	496.9		519.2		578.9		94.9		96.8		114.4		68.2		70.3		84.9		1.10		1.17	1.41
NDCHealth Corp.	408.9		430.2	F	483.8	F	120.5		132.3	F	153.9	F	91.6		99.7	F	117.6	F	1.38		1.31	1.42	F
Per-Se Technologies Inc.	357.1		386.2		419.3		51.7		58.9		67.3		28.7		36.0		44.9		0.29		0.45	0.69
ProxyMed Inc.	56.1		78.8		89.7		2.5		4.2		10.1		(0.5)		(2.2)		13.9		(0.08)		(0.44)	0.63
QuadraMed Corp.	131.4	E	NA		NA		18.1	E	NA		NA		5.6	E	NA		NA		(0.37	) E	NA	NA
Quality Systems Inc.	54.8		65.8	F	75.6	F	12.8		15.5	F	19.6	F	10.7		13.3	F	17.4	F	1.10		1.21	1.51	F
TriZetto Group Inc.	274.5		303.0		344.6		(105.3)		33.2		50.4		(12.8)		12.1		22.8		0.30		0.17	0.33
VitalWorks Inc.	115.2		123.2		142.0		26.8		28.9		32.3		16.6		21.1		25.1		0.33		0.33	0.42
Mean
Median

Note: NA indicates data is not available; NM indicates data is not meaningful; F indicates fiscal year estimate; E indicates 2002 estimate.

[1] Excludes all extraordinary items. Projections from Bloomberg as of 5/28/03.

[2] I/B/E/S estimates as of 5/27/03.

SunTrust Robinson HumphreySM

Capital Markets

Market Analysis of Selected Publicly-Traded Companies

Fairness Opinion Analysis

Amounts in millions, except unit data

			Firm Value/																		Price / Earnings Ratio
	Market/		LTM		2003E		2004E		LTM		2003E		2004E		LTM		2003E		2004E		Calendar
Company Name	Book		Revenue		Revenue		Revenue		EBITDA		EBITDA		EBITDA		EBIT		EBIT		EBIT		LTM		2003E		2004E
Cerner Corp.	1.60	x	0.95	x	0.87	x	0.78	x	5.06	x	4.94	x	4.78	x	8.72	x	7.85	x	5.04	x	15.83	x	18.79	x	13.96
Eclipsys Corp.	2.76		1.50		1.32		1.13		NM		NM		NM		NM		NM		NM		NM		NM		NM
IDX Systems Corp.	2.42		0.94		1.09		0.93		13.45	*	11.48	*	6.30		20.21	*	14.92	*	11.52	*	29.55	*	22.17		17.11
McKesson Corp.	1.93		0.17	*	0.21	*	0.19	*	8.58		6.44		NA		9.96		7.40		NA		15.36		13.69		11.41
MedQuist Inc.	1.79		1.27		1.22		1.09		6.66		6.53		5.52		9.26		8.98		7.44		18.51		17.36		14.44
NDCHealth Corp.	2.45		2.24	*	2.13	*	1.89	*	7.59		6.91		5.95		9.99		9.18		7.78		14.39		15.16		14.00
Per-Se Technologies Inc.	NM		1.14		1.05		0.97		7.85		6.89		6.03		14.12	*	11.26		9.03		30.86	*	20.11		12.91
ProxyMed Inc.	1.47		1.38		0.98		0.86		30.61	*	18.40	*	7.64		NM		NM		5.55		NM		NM		16.62
QuadraMed Corp.	1.57		0.61		NA		NA		4.45	*	NA		NA		14.29	*	NA		NA		NM		NA		NA
Quality Systems Inc.	4.10	*	2.89	*	2.41	*	2.09	*	12.36		10.20	*	8.07		14.87	*	11.88	*	9.09		28.86	*	26.24		21.03	*
TriZetto Group Inc.	2.06		0.83		0.75		0.66		NM		6.84		4.51		NM		18.84	*	9.96		20.13		36.39	*	18.14
VitalWorks Inc.	2.59		1.27		1.19		1.03		5.46		5.06		4.53		8.83		6.93	*	5.84		11.88	*	12.06		9.33
Mean	2.07	x	1.10	x	1.06	x	0.93	x	7.65	x	6.23	x	5.93	x	9.35	x	8.93	x	7.47	x	16.84	x	18.20	x	14.21	x
Median	2.06	x	1.20	x	1.09	x	0.97	x	7.72	x	6.87	x	5.95	x	9.99	x	9.18	x	7.78	x	18.51	x	18.79	x	14.22	x

Note: NA indicates data is not available; NM indicates data is not meaningful; * indicates multiple is excluded from calculations; F indicates fiscal year estimate.

SunTrust Robinson HumphreySM

Capital Markets

Market Analysis of Selected Publicly-Traded Companies

Fairness Opinion Analysis

Implied Valuation—As Is Public Company

Amounts in thousands, except unit data

		Comparable Companies’ Mean
Valuation Parameter	CareCentric Public Value	Firm Value [1] / Revenues		Firm Value [1] / EBITDA		Firm Value [1] / EBIT		Implied Firm Value	Net Debt as of 3/31/03	Implied Equity Value
LTM Revenues	$22,240	1.10	x					$24,393	$18,659	$5,734
2003E Revenues	24,620	1.06	x					26,047	$18,659	7,388
2004E Revenues	27,922	0.93	x					25,988	$18,659	7,329
LTM EBITDA	3,328			7.65	x			25,461	$18,659	6,802
2003E EBITDA	2,169			6.23	x			13,514	$18,659	(5,145)
2004E EBITDA	2,117			5.93	x			12,543	$18,659	(6,116)
LTM EBIT	1,663					9.35	x	15,551	$18,659	(3,108)
2003E EBIT	604					8.93	x	5,396	$18,659	(13,263)
2004E EBIT	523					7.47	x	3,906	$18,659	(14,753)

High	$26,047	$7,388
Median	$15,551	$(3,108)
Average	$16,978	$(1,681)
Low	$3,906	$(14,753)

		Comparable Companies’ Median
Valuation Parameter	CareCentric Public Value	Firm Value [1] / Revenues		Firm Value [1] / EBITDA		Firm Value [1] / EBIT		Implied Firm Value	Net Debt as of 3/31/03	Implied Equity Value
LTM Revenues	$22,240	1.20	x					$26,758	$18,659	$8,099
2003E Revenues	24,620	1.09	x					26,863	$18,659	8,204
2004E Revenues	27,922	0.97	x					27,005	$18,659	8,346
LTM EBITDA	3,328			7.72	x			25,690	$18,659	7,031
2003E EBITDA	2,169			6.87	x			14,893	$18,659	(3,766)
2004E EBITDA	2,117			5.95	x			12,585	$18,659	(6,074)
LTM EBIT	1,663					9.99	x	16,611	$18,659	(2,048)
2003E EBIT	604					9.18	x	5,545	$18,659	(13,114)
2004E EBIT	523					7.78	x	4,072	$18,659	(14,587)

High	$27,005	$8,346
Median	$16,611	$(2,048)
Average	$17,780	$(879)
Low	$4,072	$(14,587)

[1] Firm value defined as market capitalization plus net debt.

Note: LTM figures as of March 31, 2003.

SunTrust Robinson HumphreySM

Capital Markets

Market Analysis of Selected Publicly-Traded Companies

Fairness Opinion Analysis

Implied Valuation—Pro Forma Private Company

Amounts in thousands, except unit data

		Comparable Companies’ Mean
Valuation Parameter	CareCentric Private Value	Firm Value [1]/ Revenues		Firm Value [1] / EBITDA		Firm Value [1]/ EBIT		Implied Firm Value	Net Debt as of 3/31/03	Implied Equity Value
LTM Revenues	$22,240	1.10	x					$24,393	$18,659	$5,734
2003E Revenues	24,620	1.06	x					26,047	$18,659	7,388
2004E Revenues	27,922	0.93	x					25,988	$18,659	7,329
LTM EBITDA	3,328			7.65	x			25,461	$18,659	6,802
2003E EBITDA	2,169			6.23	x			13,514	$18,659	(5,145)
2004E EBITDA	2,517			5.93	x			14,913	$18,659	(3,746)
LTM EBIT	1,663					9.35	x	15,551	$18,659	(3,108)
2003E EBIT	604					8.93	x	5,396	$18,659	(13,263)
2004E EBIT	923					7.47	x	6,892	$18,659	(11,767)

High	$26,047	$7,388
Median	$15,551	$(3,108)
Mean	$17,573	$(1,086)
Low	$5,396	$(13,263)

		Comparable Companies’ Median
Valuation Parameter	CareCentric Private Value	Firm Value [1]/ Revenues		Firm Value [1] / EBITDA		Firm Value [1]/ EBIT		Implied Firm Value	Net Debt as of 3/31/03	Implied Equity Value
2002 Revenues	$22,240	1.20	x					$26,758	$18,659	$8,099
2003E Revenues	24,620	1.09	x					26,863	$18,659	8,204
2004E Revenues	27,922	0.97	x					27,005	$18,659	8,346
LTM EBITDA	3,328			7.72	x			25,690	$18,659	7,031
2003E EBITDA	2,169			6.87	x			14,893	$18,659	(3,766)
2004E EBITDA	2,517			5.95	x			14,963	$18,659	(3,696)
LTM EBIT	1,663					9.99	x	16,611	$18,659	(2,048)
2003E EBIT	604					9.18	x	5,545	$18,659	(13,114)
2004E EBIT	923					7.78	x	7,185	$18,659	(11,474)

High	$27,005	$8,346
Median	$16,611	$(2,048)
Mean	$18,390	$(269)
Low	$5,545	$(13,114)

[1] Firm value defined as market capitalization plus net debt.

Note: LTM figures as of March 31, 2003.

SunTrust Robinson HumphreySM

Capital Markets

Analysis of Selected Mergers and Acquisitions

Fairness Opinion Analysis

➢	SunTrust Robinson Humphrey reviewed and analyzed the consideration paid and implied transaction multiples in selected completed and pending mergers and acquisitions that SunTrust Robinson Humphrey deemed relevant.

➢	SunTrust Robinson Humphrey noted that no transaction considered in the analysis of selected merger and acquisition transactions is identical to the merger. All multiples for the selected transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which the selected transactions occurred.

SunTrust Robinson HumphreySM

Capital Markets

Analysis of Selected Mergers and Acquisitions

Fairness Opinion Analysis

Amounts in millions, except unit data

Date Announced	Acquiror	Target	Transaction Equity Value ($MM)	Equity Value as a Multiple of:				Transaction Firm Value [1] ($MM)	Firm Value as a Multiple of:
				Net Income		Book Value			Revenue		EBITDA		EBIT
04/19/03	A4 Health Systems	Compusense	NA	NA	x	NA	x	NA	NA	x	NA	x	NA	x
04/14/03	MediFAX—EDI	Medi, Inc.	NA	NA		NA		NA	NA		NA		NA
04/10/03	Total eMed	EDiX Corp. (IDX Systems)	$64.0	NA		NA		$64.0	0.5		NA		NA
03/03/03	IMS Health	Data Niche Associates	NA	NA		NA		NA	NA		NA		NA
01/02/03	ProxyMed	MedUnite	23.4	NA		NA		NA	NA		NA		NA
12/10/02	Precyse Solutions LLC	QuadraMed Corp. (HIS Division)	14.3	NA		NA		NA	NA		NA		NA
11/25/02	GE Medical Systems IT	Millbrook	NA	NA		NA		NA	NA		NA		NA
11/04/02	Fiserv	AVIDYN	10.5	NM		1.5		$5.7	0.7		NM		NM
10/31/02	WebMD Corp	WellMed Inc	20.0	NA		NA		NA	NA		NA		NA
09/16/02	OmniCell Inc	APRS Inc	NA	NA		NA		NA	NA		NA		NA
08/19/02	Neoforma Inc	Healthcare Products Info Svcs	NA	NA		NA		NA	NA		NA		NA
07/15/02	Vitacost.com	drkoop.com Inc	0.2	NM		NM		0.2	0.0		NM		NM
07/05/02	McKesson Corp	A.L.I. Technologies Inc.	331.7	37.8		12.4		414.6	6.7	*	34.4	*	41.3	*
06/12/02	QuadraMed Corp	Pharmacy Data Systems	10.7	NA		NA		NA	NA		NA		NA
06/04/02	Matria Healthcare	MarketRing.com	8.0	14.7		8.5		7.6	3.0		9.7		12.9
06/03/02	QuadraMed Corp	Cascade Health Info Software	1.3	NA		NA		1.3	0.7		NA		NA
05/29/02	NDCHealth Corp	ScriptLINE (certain assets)	81.0	NA		NA		81.0	NA		NA		NA
05/29/02	NDCHealth Corp	TechRx Inc.	52.0	NA		NA		52.0	NA		NA		NA
05/02/02	Cerner Corp	Zynx Health (Cedars-Sinai Med)	NA	NA		NA		NA	NA		NA		NA
04/10/02	Amicore	CareWide Inc-Certain Assets	NA	NA		NA		NA	NA		NA		NA
04/08/02	Susquehanna Capital	HealthWyse	NA	NA		NA		NA	NA		NA		NA
03/05/02	Picis Inc	Medical Systems Management	NA	NA		NA		NA	NA		NA		NA
02/14/02	General Electric Co	Surgical Insights Inc	NA	NA		NA		NA	NA		NA		NA
02/11/02	General Electric Co	iPath	NA	NA		NA		NA	NA		NA		NA
01/24/02	General Electric Co	MedicaLogic/Medscape	20.0	NA		NA		NA	NA		NA		NA
01/16/02	Varian Medical Systems Inc	Argus Software Inc	NA	NA		NA		NA	NA		NA		NA
01/15/02	Lion Bioscience AG	NetGenics Inc	17.5	NM		NM		50.6	25.4	*	NM		NM
01/14/02	Med Advantage Inc	Managed Networks of America	NA	NA		NA		NA	NA		NA		NA
01/08/02	Impath Inc	Tamtron Corp	25.9	NA		NA		25.9	2.6		NA		NA
12/26/01	WebMD Corp	Medscape Inc	10.0	NA		NA		10.0	NA		NA		NA
10/16/01	Answers On Demand (Magic)	Advanced Info Mgmt Inc	NA	NA		NA		NA	NA		NA		NA
09/06/01	Cerner Corp.	Dynamic Healthcare Technologies	19.6	NM		3.2		19.4	0.8		NM		NM
08/07/01	InfoCure Corp.	Medical Dynamics, Inc.	13.8	NM		19.6		15.6	5.8		44.6	*	NM
07/19/01	GE Medical Systems	Data Critical Corp.	64.2	NM		2.0		50.2	2.5		NM		NM
06/25/01	Misys plc	Sunquest Information Systems	404.0	31.0		4.0		339.0	2.7		13.8		20.5
06/04/01	MedUnite Inc.	NDC Health (Phys. Network Svcs)	NA	NA		NA		NA	NA		NA		NA
04/24/01	ProxyMed, Inc.	MDP Corporation	10.0	20.5		11.8		9.8	1.5		16.2		19.2
04/02/01	Pierce International Discovery	Emergisoft Holding, Inc.	44.7	NM		46.2	*	43.0	57.4	*	NM		NM
		MEAN		26.0	x	7.9	x		2.0	x	13.2	x	17.5	x
		MEDIAN		25.8		8.5			2.5		16.2		19.9

NA—Not Available, NM—Not Meaningful, *—Excluded From Average

[1] Transaction value equals equity plus debt less cash.

Note: Analysis includes 38 deals, of which only 4 have complete, relevant data.

SunTrust Robinson HumphreySM

Capital Markers

Analysis of Selected Mergers and Acquisitions

Fairness Opinion Analysis

Implied Valuation

Amounts in thousands, except unit data

		Comparable Transactions Mean
Valuation Parameter	CareCentric Public Value	Firm Value [1] / Revenues	Firm Value [1] / EBITDA	Firm Value [1] / EBIT	Implied Firm Value	Net Debt as of 3/31/03	Implied Equity Value
LTM Revenues	$22,240	2.04x			$45,268	$18,659	$26,609
LTM EBITDA	3,328		13.21x		43,957	$18,659	25,298
LTM EBIT	1,663			17.55x	29,181	$18,659	10,522

High	$45,268	$26,609
Median	$43,957	$25,298
Average	$39,469	$20,810
Low	$29,181	$10,522
		Comparable Transactions Median
Parameter	CareCentric Public Value	Firm Value [1] / Revenues	Firm Value [1] / EBITDA	Firm Value [1] / EBIT	Implied Firm Value	Net Debt as of 3/31/03	Implied Equity Value
LTM Revenues	$22,240	2.54x			$56,577	$18,659	$37,918
LTM EBITDA	3,328		16.18x		53,861	$18,659	35,202
LTM EBIT	1,663			19.85x	33,012	$18,659	14,353

High	$56,577	$37,918
Median	$53,861	$35,202
Average	$47,817	$29,158
Low	$33,012	$14,353

[1] Transaction value equals equity plus debt less cash.

Note: LTM figures as of March 31, 2003.

SunTrust Robinson HumphreySM

Capital Markers

Discounted Cash Flow Analysis

Fairness Opinion Analysis

As Is Public Company

Amounts in thousands, except unit data

	Projected Years Ending December 31, [1]
PROJECTED CASH FLOWS	2003	2004	2005
Total Revenue	$24,620	$27,922	$33,368
% Growth	—	13.4%	19.5%
Cost of Goods Sold	8,646	11,062	12,252

Gross Margin	15,973	16,859	21,116
% of Total Revenue	64.9%	60.4%	63.3%
Operating Expenses (Less Depreciation and Amortization)	13,804	14,743	15,273

EBITDA	2,169	2,117	5,843
% of Total Revenue	8.8%	7.6%	17.5%
Depreciation and Amortization	1,565	1,593	1,638
% of Total Revenue	6.4%	5.7%	4.9%

Operating Income	$604	$523	$4,204
Effective Tax Rate	0.0%	0.0%	0.0%

CASH SOURCES
Earnings Before Interest and After Tax	$604	$523	$4,204
Depreciation and Amortization Expense	1,565	1,593	1,638

TOTAL SOURCES	$2,169	$2,117	$5,843

CASH USES
Capital Expenditures	$115	$450	$450
Increase (Decrease) in Current Assets Except Cash	1,858	964	1,590
(Increase) Decrease in Current Liabilities Except Debt	(785)	(1,304)	(1,544)

Increase (Decrease) in Working Capital	1,073	(340)	45
TOTAL USES	$1,188	$110	$495

FREE CASH FLOW	$981	$2,007	$5,347

Discount Rate (WACC) [2]	Present Value of Free Cash Flow
32.40%	$4,190
34.40%	$4,044
36.40%	$3,905

[1] Projections provided by management.

[2] WACC calculated using the Capital Asset Pricing Model.

SunTrust Robinson HumphreySM

Capital Markers

Discounted Cash Flow Analysis

Fairness Opinion Analysis

As Is Public Company

Amounts in thousands, except unit data

Discount Rate [1]:		32.40%	34.40%	36.40%
Present Value of Cash Flows:		$4,190	$4,044	$3,905
Present Value of Terminal Value:
	6.0 x	$15,104	$14,440	$13,814
Multiple	7.0 x	$17,622	$16,847	$16,116
	8.0 x	$20,139	$19,253	$18,419
Total Value:
	6.0 x	$19,294	$18,484	$17,719
Multiple	7.0 x	$21,812	$20,891	$20,022
	8.0 x	$24,329	$23,297	$22,324
Equity Value [2]:
	6.0 x	$635	($175)	($940)
Multiple	7.0 x	$3,153	$2,232	$1,363
	8.0 x	$5,670	$4,638	$3,665
Equity Value per Share [3]:
	6.0 x	$0.15	($0.04)	($0.21)
Multiple	7.0 x	$0.72	$0.51	$0.31
	8.0 x	$1.30	$1.06	$0.84

[1] WACC calculated using the Capital Asset Pricing Model.

[2] Net of $18.7 million net debt as of March 31, 2003 (includes convertible preferred stock and convertible debt).

[3] Assumes 4.4 million shares outstanding (assumes no conversion of options, warrants, convertible preferred stock and convertible debt).

SunTrust Robinson HumphreySM

Capital Markets

Discounted Cash Flow Analysis

Fairness Opinion Analysis

Pro Forma Private Company

Amounts in thousands, except unit data

	Projected Years Ending December 3 1, [1]
PROJECTED CASH FLOWS	2003	2004	2005
Total Revenue	$24,620	$27,922	$33,368
% Growth	—	13.4%	19.5%
Cost of Goods Sold	8,646	11,062	12,252

Gross Margin	15,973	16,859	21,116
% of Total Revenue	64.9%	60.4%	63.3%
Operating Expenses (Less Depreciation and Amortization)	13,804	14,343	14,873

EBITDA	2,169	2,517	6,243
% of Total Revenue	8.8%	9.0%	18.7%
Depreciation and Amortization	1,565	1,593	1,638
% of Total Revenue	6.4%	5.7%	4.9%

Operating Income	$604	$923	$4,604
Effective Tax Rate	0.0%	0.0%	0.0%

CASH SOURCES
Earnings Before Interest and After Tax	$604	$923	$4,604
Depreciation and Amortization Expense	1,565	1,593	1,638

TOTAL SOURCES	$2,169	$2,517	$6,243

CASH USES
Capital Expenditures	$115	$450	$450
Increase (Decrease) in Current Assets Except Cash	1,858	964	1,590
(Increase) Decrease in Current Liabilities Except Debt	(785)	(903)	(1,945)

Increase (Decrease) in Working Capital	1,073	61	(355)
TOTAL USES	$1,188	$511	$95

FREE CASH FLOW	$981	$2,006	$6,148

Discount Rate (WACC) [2]	Present Value of Free Cash Flow
32.40%	$4,535
34.40%	$4,373
36.40%	$4,221

[1] Projections provided by management.

[2] WACC calculated using the Capital Asset Pricing Model.

SunTrust Robinson HumphreySM

Capital Markets

Discounted Cash Flow Analysis

Fairness Opinion Analysis

Pro Forma Private Company

Amounts in thousands, except unit data

Discount Rate [1]:		32.40%	34.40%	36.40%
Present Value of Cash Flows:		$4,535	$4,373	$4,221
Present Value of Terminal Value:
	6.0 x	$16,138	$15,429	$14,760
Multiple	7.0 x	$18,828	$18,000	$17,220
	8.0 x	$21,518	$20,571	$19,680
Total Value:
	6.0 x	$20,673	$19,802	$18,980
Multiple	7.0 x	$23,363	$22,373	$21,440
	8.0 x	$26,053	$24,945	$23,900
Equity Value [2]:
	6.0 x	$2,014	$1,143	$321
Multiple	7.0 x	$4,704	$3,714	$2,781
	8.0 x	$7,394	$6,286	$5,241
Equity Value per Share [3]:
	6.0 x	$0.46	$0.26	$0.07
Multiple	7.0 x	$1.08	$0.85	$0.64
	8.0 x	$1.69	$1.44	$1.20

[1] WACC calculated using the Capital Asset Pricing Model.

[2] Net of $18.7 million net debt as of March 31, 2003 (includes convertible preferred stock and convertible debt).

[3] Assumes 4.4 million shares outstanding (assumes no conversion of options, warrants, convertible preferred stock and convertible debt).

SunTrust Robinson HumphreySM

Capital Markets

Premiums Paid Analysis

Fairness Opinion Analysis

Premiums Paid in Reference M&A Transactions

Enterprise Value Between $10MM and $20MM

January 1, 2002 to Present

					Premium
Date Announced	Acquiror Name	Target Name	Target Business Description	Enterprise Value	1 Day Prior to Announcement	5 Days Prior to Announcement	30 Days Prior to Announcement
04/29/03	Research Park Acquisition Inc	RWD Technologies Inc	Pvd bus svcs	$19.0	128.3%	147.1%	133.3%
04/21/03	Radyne Comstream Inc	Wegener Corp	Mnfr satellite commun equip	14.0	61.5%	61.5%	68.5%
04/09/03	Linamar Corp	McLaren Performance Tech Inc	Mnfr,whl automotive test produ	19.8	71.7%	102.0%	145.2%
04/07/03	CYAN Investments LLC	Pacer Technology	Mnfr,whl adhesives,sealants	17.9	47.1%	48.2%	52.3%
03/27/03	Rialto Capital Partners LLC	Coast Dental Services Inc	Own,op dental offices	10.4	25.0%	20.0%	38.0%
03/27/03	DSI Acquisition Inc	DSI Toys Inc	Mnfr,whl toys	17.1	11.9%	4.4%	9.3%
03/05/03	Hollingsworth Rothwell Roxford	Zapata Corp	Mnfr animal and marine fats	16.6	23.7%	26.9%	22.5%
03/11/03	Investor	TenFold Corp	Pvd computer programming svcs	10.2	(52.6%)	(25.0%)	20.0%
02/20/03	Investor	Riverside Group Inc	Whl,ret bldg materials	16.9	33.3%	33.3%	33.3%
02/10/03	OSI Pharmaceuticals Inc	Cell Pathways Inc	Mnfr pharmaceuticals	14.8	57.7%	60.8%	57.7%
01/29/03	MVII LLC	DSI Toys Inc	Manufacture,wholesale toys	18.6	(2.2%)	(6.4%)	(2.2%)
01/22/03	Creo Inc	Printcafe Software Inc	Dvlp intergrated software	12.7	8.3%	13.0%	22.6%
01/22/03	Stevens Equity Holdings	Media Source Inc	Publish children’s books	11.8	57.9%	42.9%	57.9%
12/24/02	MTR Gaming Group Inc	Scioto Downs Inc	Own,op racetrack facility	19.2	146.2%	146.2%	124.6%
11/22/02	SBI & Co	Razorfish Inc	Pvd integration system svcs	10.3	(9.6%)	3.0%	17.2%
11/19/02	Scientific Games Corp	MDI Entertainment Inc	Dvlp,mkt promos to lotteries	19.7	45.5%	60.0%	41.6%
10/22/02	Microsoft Corp	Vicinity Corp	Pvd online enterprise loc svcs	11.7	48.7%	48.7%	49.3%
08/20/02	Vermont Teddy Bear Co Inc	Vermont Teddy Bear Co Inc	Mnfr dolls and stuffed toys	18.4	32.1%	25.5%	1.7%
08/13/02	Dash Multi-Corp Inc	R-B Rubber Products Inc	Mnfr,whl rubber products	11.4	83.0%	69.7%	75.0%
07/11/02	Anaren Microwave Inc	Celeritek Inc	Mnfr semiconductors	17.0	31.2%	30.2%	28.5%
05/29/02	Openwave Systems Inc	SignalSoft Corp	Dvlp software	12.4	113.2%	115.2%	93.2%
04/25/02	Franklin Electric Co	Intelligent Controls Inc	Mnfr,whl elec measurement sys	14.3	139.4%	154.8%	229.2%
04/18/02	Westminster Capital Inc	Westminster Capital Inc	Pvd finance lending svcs	17.2	40.0%	50.5%	51.4%
04/16/02	Investor Group	Stephan Co	Manufacture haircare products	17.4	33.3%	27.8%	44.9%
04/02/02	AP/RM Acquisition LLC	Rare Medium Group Inc	Pvd Internet professional svcs	12.7	(6.7%)	(9.7%)	(24.3%)
03/21/02	M&A Capital Ltd	EuroWeb International Corp	Pvd telecommunications svcs	12.2	12.4%	17.2%	29.9%
02/27/02	Everest Acq(Koninklijke)	EuroWeb International Corp	Pvd telecommunications svcs	15.7	15.4%	27.7%	102.7%
01/10/02	US RealTel Inc	Cypress Communications Inc	Pvd telecommunications svcs	19.4	75.9%	88.2%	133.3%

Average	$15.3	45.4%	49.4%	59.2%
Median	16.1	36.7%	38.1%	47.1%
High	19.8	146.2%	154.8%	229.2%
Low	10.2	(52.6%)	(25.0%)	(24.3%)

SunTrust Robinson HumphreySM

Capital Markets

Premiums Paid Analysis

Fairness Opinion Analysis

Implied Valuation

Amounts in thousands, except unit data

Valuation Parameter [1]	CareCentric Value	Average Premium: 1 Day Prior to Announcement	Average Premium: 5 Days Prior to Announcement	Average Premium: 30 Days Prior to Announcement	Implied Per Share Value	Implied Fully Diluted Equity Value [2]
Stock Price 1 Day Prior to Announcement	$0.64 [3]	45.4%			$0.92	$4,036
Stock Price 5 Days Prior to Announcement	0.56		49.4%		0.84	3,658
Stock Price 30 Days Prior to Announcement	0.60			59.2%	0.95	4,175

	Implied Per Share Value	Implied Fully Diluted Equity Value [2]
High	**$0.95**	**$4,175**
Median	**0.92**	**4,036**
Average	**0.90**	**3,956**
Low	**0.84**	**3,658**

Valuation Parameter [1]	CareCentric Value	Median Premium: 1 Day Prior to Announcement	Median Premium: 5 Days Prior to Announcement	Median Premium: 30 Days Prior to Announcement	Implied Per Share Value	Implied Fully Diluted Equity Value [2]
Stock Price 1 Day Prior to Announcement	$0.64 [3]	36.7%			$0.87	$3,794
Stock Price 5 Days Prior to Announcement	0.56		38.1%		0.77	3,381
Stock Price 30 Days Prior to Announcement	0.60			47.1%	0.88	3,859

	Implied Per Share Value	Implied Fully Diluted Equity Value [2]
High	**$0.88**	**$3,859**
Median	**0.87**	**3,794**
Average	**0.84**	**3,678**
Low	**0.77**	**3,381**

40

SunTrust Robinson Humphrey Capital Markets

Premiums Paid Analysis

Fairness Opinion Analysis

Implied Valuation

Amounts in thousands, except unit data

			Average Premium			Implied	Implied Fully
Valuation Parameter [1]	CareCentric Value		1 Day Prior to Announcement	5 Days Prior to Announcement	30 Days Prior to Announcement	Per Share Value	Diluted Equity Value [2]
Stock Price 1 Day Prior to Announcement	$0.64	[3]	45.4%			$0.92	$4,036
Stock Price 5 Days Prior to Announcement	0.56			49.4%		0.84	3,658
Stock Price 30 Days Prior to Announcement	0.60				59.2%	0.95	4,175

High	0.95	$4,175
Median	0.92	4,036
Average	0.90	3,956
Low	0.84	3,658

			Median Premium			Implied	Implied Fully
Valuation Parameter [1]	CareCentric Value		1 Day Prior to Announcement	5 Days Prior to Announcement	30 Days Prior to Announcement	Per Share Value	Diluted Equity Value [2]
Stock Price 1 Day Prior to Announcement	$0.64	[3]	36.7%			$0.87	$3,794
Stock Price 5 Days Prior to Announcement	0.56			38.1%		0.77	3,381
Stock Price 30 Days Prior to Announcement	0.60				47.1%	0.88	3,859

High	$0.88	$3,859
Median	0.87	3,794
Average	0.84	3,678
Low	0.77	3,381

[1] Assumes announcement date of February 4, 2003.

[2] Assumes 4.371350 million diluted shares outstanding.

[3] Closing price on February 3, 2003.

SunTrust Robinson HumphreySM

Capital Markets

Offer Premium to Stock Price Analysis

Fairness Opinion Analysis

Amounts in thousands, except unit data

			Offer Premium (Discount) to Price [3]
	CareCentric		1 Day Prior to	5 Days Prior to	30 Days Prior to
Valuation Parameter [1]	Value		Announcement	Announcement	Announcement
Stock Price 1 Day Prior to Announcement	$0.64	[2]	14.7%
Stock Price 5 Days Prior to Announcement	0.56			25.3%
Stock Price 30 Days Prior to Announcement	0.60				20.0%

[1] Assumes announcement date of February 4, 2003.

[2] Closing price on February 3, 2003.

[3] Based on the offer of $0.75 per share per April 23, 2003 offer letter.

[4] Assumes 4.37135 million shares outstanding.

SunTrust Robinson HumphreySM

Capital Markets